UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2020

Kannalife, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road

Doylestown, PA 18902

(Address of Principal Executive Offices)

(858) 883-2642

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2020, Kannalife, Inc., a Delaware corporation (the “Company”) , entered into an Equity Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (“Investor”) pursuant to which Investor committed to purchase up to $6,000,000 of the Company’s common stock (the “Financing”). Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Pursuant to the Financing, upon filing and effectiveness of a Registration Statement on Form S-1 and provided other closing conditions are met, the Company shall have the right, but not the obligation, to direct the Investor to purchase shares of the Company’s common stock (the “Put Shares”) (i) in a minimum amount of not less than $10,000.00 and (ii) in a maximum amount of $250,000.00, provided that the number of Put Shares shall not exceed 300% of the Average Daily Trading Volume or the maximum amount, unless waived in writing by the Investor in its sole discretion.

At any time and from time to time during the term of the Purchase Agreement (the “Commitment Period”), the Company may deliver a notice to Investor (the “Put Notice”) and shall deliver the Put Shares to Investor via DWAC within two (2) trading days. The Purchase Price for the Put Shares is 85% of the lowest traded price (as reported by Bloomberg Finance L.P.) during the ten (10) trading days immediately following the date the Investor receives the Put Shares via DWAC associated with the applicable Put Notice (the “Valuation Period”). The closing of a Put Notice shall occur within one (1) trading day following the end of the respective Valuation Period, whereby (i) the Investor Shall deliver the investment amount to the Company by wire transfer of immediately available funds and (ii) Investor shall return surplus Put Shares if the value of the Put Shares delivered to the Investor causes the Company to exceed the maximum commitment amount. The Company shall not deliver another Put Notice to Investor within ten (10) trading days of a prior Put Notice.

The right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) an effective Registration Statement on Form S-1 for resale by Investor of the Put Shares, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the Purchase Agreement in all material respects, (iv) no suspension of trading or delisting of common stock, (v) limitation of Investor’s beneficial ownership to no more than 4.99%, (vi) the Company maintains its DWAC-eligible status, (vii) the Company maintains a sufficient share reserve, and (viii) the minimum pricing for the Put Shares must exceed $0.01.

Pursuant to the terms of the Registration Rights Agreement, by September 30, 2020, the Company must file the Registration Statement which relates to the resale by Investor of the Put Shares.

The foregoing summary description of the terms of the Purchase Agreement may not contain all information that is of interest to the reader. For further information regarding the terms of the Equity Purchase Agreement, reference is made to Exhibit 10.1 which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Equity Purchase Agreement, dated September 18, 2020, by and between the Company and Investor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANNALIFE, INC.

Dated: September 22, 2020	By:	/s/ Dean Petkanas
Dean Petkanas
Chief Executive Officer and Chairman

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